                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of report (Date of earliest event reported) November 30, 2000



                               QUANEX CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                        1-5725                  38-1872178
-------------------------------   ----------------------     -------------------
(State or other jurisdiction of   Commission File Number      (I.R.S. Employer
incorporation or organization)                               Identification No.)

             1900 West Loop South, Suite 1500, Houston, Texas 77027
             ------------------------------------------------------
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 961-4600




                                    No Change
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2 - Acquisition or Disposition of Assets

On November 30, 2000, pursuant to Acquisition Agreement and Plan of Merger ("Agreement") dated October 23, 2000, between Quanex Corporation ("Parent" or "Company"), Quanex Five, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and Temroc Metals, Inc., a Minnesota corporation ("Temroc"), the Company completed the merger between Sub and Temroc, whereby Temroc, as a surviving corporation, became a wholly owned subsidiary of the Company. Pursuant to the Agreement, the Company paid approximately $21 million in cash for all the Class A and Class B stock of Temroc outstanding on the date of the merger.

Temroc has production facilities in Hammel, Minnesota, where it manufactures customized aluminum extrusions and fabricated metal products for recreational vehicles, architectural products, electronics and other markets. Temroc had net sales of $26.5 million and $25.9 million, respectively, for the years ended December 31, 1999 and 1998. It's net sales for the ten-month period ended October 31, 2000, were $23.8 million. Temroc will become part of the Company's Engineered Products Group and will continue to operate as a manufacturer of aluminum extrusions and fabricated metal products.

The purchase price will be allocated to the assets and liabilities of Temroc based on their estimated fair values. The Company anticipates that the purchase price and associated acquisition expenses will exceed the fair value of Temroc's net assets, with the excess to be recorded as goodwill.

To finance the acquisition, the Company borrowed against its existing $250 million unsecured revolving credit and term loan facility with a group of six banks.

Item 7 - Financial Statements and Exhibits

Exhibits:

Exhibit 2.1 Acquisition Agreement and Plan of Merger, dated October 23 2000, between Quanex Corporation ("Company"), Quanex Five, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Temroc Metals, Inc., a Minnesota corporation.

Exhibit 3.1    First Amendment to Agreement and Plan of Merger.

Exhibit 99 Press Release dated November 30, 2000, announcing the completion of the purchase of Temroc Metals, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                QUANEX CORPORATION
                                      ------------------------------------------
                                                    Registrant


Date:  December 8, 2000               /s/ Terry M. Murphy
       ----------------               ------------------------------------------
                                      Terry M. Murphy
                                      Vice President and Chief Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
  2.1                    Acquisition Agreement and Plan of Merger, dated
                         October 23, 2000, between Quanex Corporation
                         ("Company"), Quanex Five, Inc., a Delaware corporation
                         and wholly owned subsidiary of the Company, and Temroc
                         Metals, Inc., a Minnesota corporation.

  3.1                    First Amendment to Agreement and Plan of Merger.

  99 Press Release dated November 30, 2000, announcing the completion of the purchase of Temroc Metals, Inc.